Pricing Supplement No.61L  Dated February 5, 1999     Rule 424(b)(2)
(To Prospectus dated January 29, 1999 and             File No's. 33-64261
Prospectus Supplement dated February 3, 1999)             and   333-70639

THE CHASE MANHATTAN CORPORATION


[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to One Hundred Years from Date of Issue

[ ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to One Hundred Years from Date of Issue

	Principal Amount: $100,000,000.00
	Issue Price: 100%
	Commission or Discount:$350,000.00
	Proceeds to Company:  $99,650,000.00
	Agent: CHASE SECURITIES INC

	Agent's Capacity:  [X]     As agent    [ ]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[ ]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: FEBRUARY 10, 1999
	Stated Maturity:	   	FEBRUARY 10, 2004

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[X]	Fixed Rate Note:5.69%


[ ]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [  ] CMT [ ]
			     LIBOR Telerate [ ]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [ ]

	Initial Interest Rate:

	Int.Determ.Dates:


	Interest Payment Dates:


 Interest  Reset Dates:


	Index Maturity:
	Spread (+/-):
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [X]